UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

Polymer Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14330

Delaware	57-1003983
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300

Charlotte, North Carolina 28269

(Address of principal executive offices, including zip code)

(704) 697-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Facility and Equity Contribution

Overview

On December 19, 2013, Polymer Group, Inc. (the “Company” or the “Borrower”) entered into and borrowed $295.0 million under a Senior Secured Credit Agreement (the “Term Loan Facility”) among its direct parent, Scorpio Acquisition Corporation (“Parent”), the lenders from time to time party thereto, and Citicorp North America, Inc. as administrative agent (the “Term Loan Administrative Agent”). The Term Loan Facility provides for a commitment by the lenders party thereto to make secured term loans in an aggregate amount not to exceed $295.0 million (the “Loans”).

On December 18, 2013, funds affiliated with The Blackstone Group made an additional equity investment of approximately $30.7 million in Scorpio Holdings Corporation, the Company’s indirect parent company, the proceeds of which were contributed as a capital contribution to Parent, which in turn contributed such proceeds to the Company as a capital contribution (the “Equity Contribution”).

The proceeds of the Loans and the Equity Contribution were used to repay in full the amounts outstanding under the existing Senior Secured Bridge Credit Agreement, dated as of September 17, 2013, among Parent, the Company, Citicorp North America, Inc., as administrative agent and the lenders from time to time party thereto (as amended, the “Secured Bridge Facility”) and the Senior Unsecured Bridge Credit Agreement, dated as of November 26, 2013, among Parent, the Company, Citicorp North America, Inc. as administrative agent, and the other lenders from time to time party thereto (the “Unsecured Bridge Facility”). Following the repayment of all borrowings under the Secured Bridge Facility and the Unsecured Bridge Facility, no funds are available for borrowing thereunder and such bridge facilities were terminated.

Interest Rates

Borrowings of Loans under the Term Loan Facility bear interest at a fluctuating rate per annum equal to, at the Company’s option, (i) a base rate equal to the highest of (a) the federal funds rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citicorp North America, Inc. as its “prime rate” and (c) the LIBOR rate for a one-month interest period plus 1.00% (provided that in no event shall such base rate with respect to the Loans be less than 2.00% per annum), in each case plus an applicable margin of 3.25% or (ii) a LIBOR rate for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the Loans be less than 1.00% per annum) plus an applicable margin of 4.25%. The applicable margin for the Loans is subject to one 25 basis point step-down upon achievement by the Company of a certain senior secured net leverage ratio.

Maturity and Amortization

The Loans mature upon the earlier of (i) six years from the date of borrowing and (ii) the 91st day prior to the scheduled maturity of the Company’s 7.75% existing Senior Secured Notes due 2019 (the “Senior Secured Notes”) or any permitted refinancing thereof; provided that on such 91st day, such Senior Secured Notes or permitted refinancing has an outstanding aggregate principal amount in excess of $150.0 million. The Company is required to repay installments on the term loans in quarterly installments in aggregate amounts equal to 1.00% per annum of their funded total principal amount, with the remaining amount payable on the maturity date of the term loans.

Prepayments

The Company will be required to repay borrowings under the Term Loan Facility subject to certain exceptions with:

•	50% (which percentage will be reduced to 25% and 0%, as applicable, subject to the Company attaining certain senior secured net leverage ratios) of its annual excess cash flow;

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Company and its restricted subsidiaries (including insurance and condemnation proceeds, subject to specified de minimis thresholds), if the Company does not reinvest those net cash proceeds in assets to be used in its business or to make certain other permitted investments (a) within 15 months of the receipt of such net cash proceeds or (b) if the Company commits to reinvest such net cash proceeds within 15 months of the receipt thereof, within 180 days of the date of such commitment; and

•	100% of the net proceeds of any incurrence of debt by the Company or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Term Loan Facility.

The Company may voluntarily repay outstanding loans under the Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

In the event that, within six months from the date of borrowing, the Company amends the Term Loan Facility in connection with certain repricing transactions in order to reduce the interest rate applicable to the term loans or refinance the term loans with the proceeds of indebtedness with a lower yield than that applicable to the term loans, the prepayment must be made at 101% of the principal amount of such term loans repriced through such amendment or prepaid, as the case may be.

Guarantees and Security

Borrowings under the Term Loan Facility will be unconditionally guaranteed on a senior secured basis by Parent and each of the Company’s existing and future wholly-owned material domestic restricted subsidiaries, subject to certain exceptions, pursuant to the Guaranty, dated as of December 19, 2013, among Parent, the subsidiaries of Parent party thereto and Citicorp North America, Inc., as administrative agent (the “Term Loan Guaranty”).

The obligations under the Term Loan Facility are secured by the same collateral and on the same basis as the collateral securing the obligations under the Senior Secured Notes.

Certain Covenants and Events of Default

The Term Loan Facility limits, subject to certain exceptions, the ability of the Company and its restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	repurchase stock;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of subsidiaries to make dividends or other payments to the Company;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

The Term Loan Facility also contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Term Loan Facility and the Term Loan Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Facility and the Term Loan Guaranty, which are filed respectively as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Additional Guarantors

On December 20, 2013, certain domestic subsidiaries of the Company acquired as part of the Company’s acquisition of Fiberweb plc (the “New Guarantors”) became guarantors under the Senior Secured Notes, the Term Loan Facility and the Amended and Restated Credit Agreement, dated as of October 5, 2012, among Parent, the Company, the other borrowers party thereto, the institutions from time to time party thereto as lenders, Citibank, N.A. as administrative agent and collateral agent (the “ABL Agent”) and the other parties named therein (as amended, the “ABL Credit Facility”) pursuant to (i) a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Senior Secured Notes, (ii) a supplement (the “Term Loan Guaranty Supplement”) to the Term Loan Guaranty, (iii) a joinder (the “ABL Joinder”) to the ABL Credit Facility and (iv) a supplement (the “ABL Guaranty Supplement”) to the Guaranty, dated as of January 28, 2011 (the “ABL Guaranty”) among Parent, certain subsidiaries of Parent from time to time party thereto and the ABL Agent.

The Supplemental Indenture, the ABL Joinder, the ABL Guaranty Supplement and the Term Loan Guaranty Supplement are filed respectively as Exhibit 4.1, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Polymer Group, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 20, 2013

Index to Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of December 20, 2013, among the subsidiaries of Polymer Group, Inc. party thereto and Wilmington Trust Company, as trustee, to the Indenture, dated as of January 28, 2011, among Polymer Group, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee.

10.1	Senior Secured Credit Agreement, dated as of December 19, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank PLC as syndication agent, RBC Capital Markets and HSBC Bank USA, N.A. as co-documentation agents, Citigroup Global Markets Inc. and Barclays Bank PLC as joint lead arrangers and Citigroup Global Markets Inc., Barclays Bank PLC, RBC Capital Markets and HSBC Securities (USA) Inc. as joint bookrunners.

10.2	Guaranty, dated as of December 19, 2013 among Scorpio Acquisition Corporation, the subsidiaries of Scorpio Acquisition Corporation party thereto and Citicorp North America, Inc., as administrative agent.

10.3	Joinder Agreement, dated as of December 20, 2013, among the subsidiaries of Polymer Group, Inc. party thereto and Citibank, N.A., as administrative agent and collateral agent, to the Amended and Restated Credit Agreement, dated as of October 5, 2012, among Scorpio Acquisition Corporation, Polymer Group, Inc., the other borrowers party thereto, the institutions from time to time party thereto as lenders, Citibank, N.A., as administrative agent and collateral agent, and the other parties named therein.

10.4	Supplement No. 1, dated as of December 20, 2013, among the subsidiaries of Polymer Group, Inc. party thereto and Citibank, N.A. as administrative agent and collateral agent, to the Guaranty, dated as of January 28, 2011 among Scorpio Acquisition Corporation, certain subsidiaries of Scorpio Acquisition Corporation party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.5	Supplement No. 1, dated as of December 20, 2013, among the subsidiaries of Polymer Group, Inc. party thereto and Citicorp North America, Inc. as administrative agent, to the Guaranty, dated as of December 19, 2013, among Scorpio Acquisition Corporation, the subsidiaries of Scorpio Acquisition Corporation party thereto and Citicorp North America, Inc., as administrative agent.